UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California	94403-2511
(Address of principal executive offices)	(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

On June 21, 2016, NetSuite Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders. All matters submitted to a vote of the Company’s stockholders were approved as recommended by the Company’s Board of Directors. Those matters were as follows:

1. The four persons named below were elected to serve as directors for three years and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. The results of such vote were:

Name	For	Against	Abstain	Broker non-votes
William Beane III	72,549,341	1,636,630	12,254	2,457,699
Deborah Farrington	65,978,642	8,209,806	9,777	2,457,699
James McGeever	73,196,635	992,203	9,387	2,457,699
Edward Zander	67,633,252	6,552,738	12,235	2,457,699

2. The Company’s 2016 Equity Incentive Plan was approved. The results of the vote were:

	For	Against	Abstain	Broker non-votes
Approval of 2016 Equity Plan	53,273,703	20,906,112	18,410	2,457,699

3. The compensation of the Company’s named executive officers was approved by non-binding, advisory vote. The results of the vote were:

	For	Against	Abstain	Broker non-votes
Approval, by non-binding, advisory vote, of the compensation of the named executive officers	47,204,641	26,934,575	59,009	2,457,699

4. The frequency of an advisory vote on executive compensation was recommended, by non-binding, advisory vote, to be on an annual basis. The results of such vote were:

	1 year	2 years	3 years	Abstain	Broker non-votes
Recommendation, by non-binding, advisory vote, of the frequency of an advisory vote on executive compensation	70,557,719	652,185	2,970,847	17,474	2,457,699

5. KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The results of such vote were:

	For	Against	Abstain	Broker non-votes
Ratification of the appointment of KPMG LLP	76,469,259	172,963	13,702	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2016

NETSUITE INC.

By:	/s/ Douglas P. Solomon
Douglas P. Solomon
SVP, General Counsel & Secretary

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